Exhibit 99.2 –

B27, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 and 2010

(With Independent Auditors' Report Thereon)

B27, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

TABLE OF CONTENTS

Page

Independent Auditors’ Report                                                                                                              3

Consolidated Balance Sheets                                                                                                               4

Consolidated Income Statements                                                                                                        5

Consolidated Statements of Members’ Equity                                                                                   6

Consolidated Statements of Cash Flow                                                                                               7

Notes to Consolidated Financial Statements                                                                               8 - 21

INDEPENDENT AUDITORS'  REPORT

To The Members of
B27, LLC
Plano, Texas

We have audited the accompanying consolidated balance sheets of B27, LLC and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U. S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of B27, LLC and subsidiaries, as of December 31, 2011 and 2010, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 15 to the consolidated financial statements, the Company has retrospectively adopted the percentage of completion method of revenue recognition on manufactured API (“American Petroleum Institute”) pumps and remanufactured pump products from the completed contract method.

   /s/Henry & Peters P.C.
Tyler, Texas
March 28, 2012, except as to Note 15 which is as of April 3, 2013

B27, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2011 (Restated) and 2010 (Restated)
(Thousands of dollars)

	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$ 4,764	$ 9,364
Certificate of deposit	-	108
Receivables, principally trade, net	23,607	9,837
Inventories	4,936	6,963
Costs and estimated profit in excess of billings on uncompleted contracts	3,813	5,511
Prepaid and other current assets	501	567
Total current assets	37,621	32,350

Property, plant and equipment, net	6,039	4,181

Goodwill	51,877	51,877

Other intangibles, net	15,613	17,136

Other assets	14	14

Total assets	$ 111,164	$ 105,558

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Current portion of long-term borrowings	$ 2,750	$ 2,648
Short-term borrowings – related parties	-	6,450
Accounts payable	6,111	4,855
Accrued expenses	4,313	5,991
State taxes payable	154	124
Billings in excess of costs and estimated profit on uncompleted contracts	10,355	3,739
Anticipated losses on long-term contracts	-	145
Customer deposits and other deferred revenue	1,146	1,835
Total current liabilities	24,829	25,787

Long-term borrowings, excluding current portion	43,247	47,384

Total liabilities	68,076	73,171

Members’ equity
	43,088	32,387
Total liabilities and members’ equity	$ 111,164	$ 105,558

See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Income Statements
For the years ended December 31, 2011 (Restated) and 2010 (Restated)
(Thousands of dollars)

	2011	2010

Revenues	$ 94,289	$ 87,647
Cost of goods	65,827	59,624
Gross profit	28,462	28,023

Selling, general & administrative expenses	16,071	15,053
Operating earnings	12,391	12,970

Other income & expenses
Interest income	1	16
Other income (loss), net	(24)	9
Interest expense	(6,197)	(6,950)
Net earnings	6,171	6,045

Income, franchise and foreign taxes
Federal income tax expense	(33)	(34)
State income tax expense	(159)	(27)
Foreign income tax expense	(11)	(4)

Net earnings after taxes	$ 5,968	$ 5,980

See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Statements of Members’ Equity
For the years ended December 31, 2011 (Restated) and 2010 (Restated)
(Thousands of dollars)

	Members' Equity	Cumulative Translation Account	Total Members' Equity

Balances at December 31, 2009	$ 26,451	$ (44)	$ 26,407

Net earnings	5,980	-	5,980

Balances at December 31, 2010	32,431	(44)	32,387

Net earnings	5,968	-	5,968
Conversion of debt	6,937	-	6,937
Distributions	(2,204)	-	(2,204)

Balances at December 31, 2011	$ 43,132	$ (44)	$ 43,088

 See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2011 (Restated) and 2010 (Restated)
(Thousands of dollars)

	2011	2010

Cash flows from operating activities:
Net earnings	$ 5,968	$ 5,980
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation & amortization	2,505	2,221
Non cash payment-in-kind interest	736	1,767
Bad debt expense	73	6
Gain on disposal of assets	(1)	(3)
Disposal of deferred loan fees	880	-
Changes in assets and liabilities, net:
Receivables	(13,843)	6,391
Inventories	2,027	288
Other assets	66	1,473
Accounts payable	1,256	1,460
Accrued expenses	(1,290)	1,751
State taxes payable	30	(53)
Costs and estimated profit and related billings	8,314	(9,329)
Anticipated losses on long term contracts	(145)	145
Customer deposits and other deferred revenues	(689)	(1,910)
Net cash provided by operating activities	5,887	10,187

Cash flows from investing activities:
Capital expenditures	(2,649)	(1,173)
Proceeds from sale of property, plant and equipment	1	3
Redemption (purchase) of certificate of deposit	108	(108)
Acquisition of CTI	-	(11,126)
Net cash used in investing activities	(2,540)	(12,404)

Cash flows from financing activities:
Proceeds from short term convertible debt	-	6,450
Proceeds from long-term borrowing	42,029	5,000
Payments of debt long-term debt	(46,701)	(4,038)
Loan acquisition costs	(1,071)	(374)
Distributions	(2,204)	-
Net cash (used in) provided by financing activities	(7,947)	7,038
Net change in cash and cash equivalents	(4,600)	4,821
Cash and cash equivalents at beginning of year	9,364	4,543
Cash and cash equivalents at end of year	$ 4,764	$ 9,364

Supplemental data:
Cash paid for interest	$ 3,858	$ 4,759
Cash paid for income taxes	$ 183	$ 118
Change in short-term borrowing and restricted cash, net	$ -	$ 2,738
Non-cash conversion of debt	$ 6,937	$ -
See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011 and 2010
(Thousands of dollars)

Organization and Consolidation

B27, LLC and its wholly owned subsidiaries, B27 Resources, Inc. and Best Holding, LLC, along with Best Holding, LLC’s wholly owned subsidiaries, Best Equipment Service and Sales Company, LLC, Integrated Flow Solutions, LLC, IFS International, LLC, IFS LatinoAmerica Petróleo é Gas Ltda. (a Brazilian Limited Liability Company owned 99% by IFS International, LLC and 1% by Best Holding, LLC), PumpWorks 610, LLC and B27 RE, LLC, (collectively, the Company), is a manufacturer and distributor of industrial pumps and pumping systems used in the oil and gas, power generation and chemical processing industries.  The Company’s customers are located in the United States and abroad, however, the primary trading territory for Best Equipment Service & Sales Company, LLC (the distribution company) is Texas, Oklahoma and Louisiana.

The Company operates manufacturing facilities in Tyler and Houston, Texas and Shreveport, Louisiana and its corporate offices are located in Plano, Texas.  IFS LatinoAmerica Petróleo é Gas Ltda. maintains a sales / project management office in Rio de Janiero, Brazil.

On August 31, 2010, the Company acquired certain assets and liabilities of Centrifugal Technologies, Inc. (“CTI”), a pump manufacturer located in Shreveport, Louisiana.  The primary purpose of the acquisition was to provide the Company with an opportunity to expand their capabilities as an original equipment manufacturer in the pumping industry.  The purchase was funded by increasing the existing senior note by $1,000 and obtaining two new notes; a subordinated note for $4,000 and a convertible subordinated note for $6,450 which was converted to equity in January, 2011 as more fully described in Note 7.

As a result of this acquisition, the new assets and liabilities that were aquired have been recorded at their estimated fair market values at the time of the transaction.  Additionally, the results of operations and cash flows are reported for the period from September 1, 2010 through December 31, 2010.  The following table summarizes the values of the assets and liabilities that were purchased at the date of the acquisition:

Current assets                                                                                                   $  1,867
Property and equipment                                                                                       1,429
Intangible assets                                                                                                    3,263
Goodwill                                                                                                                5,577

Total assets	12,136

Current liabilities                                                                                                  1,010
     Purchase price                                                                                              $11,126

The consolidated financial statements include the accounts of B27, LLC and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Summary of Significant Accounting Policies

(a)         Cash and Cash Equivalent

The Company utilizes a shared treasury function to manage cash between its divisions which may mean, from time to time, that cash balances in any specific division may be negative, but on an aggregate basis the balance is positive.  The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

    Summary of Significant Accounting Policies, cont’d.

(b)         Revenue and Cost Recognition

Revenues from the sale of distributed products and service/repair activities are recognized on a completed contract basis at the time of shipment.  Revenue from manufactured API (“American Petroleum Institute”) pumps, remanufactured pump products and the manufacturing of engineered to order pumping systems are generally accounted for using the percentage of completion method of accounting based on cost to date as a percentage of the estimated total cost at completion.

Contract costs include all direct material, direct labor (including pre-contract labor costs) and production overhead expenses.  These cost are used in the calculation of revenue recognized on a cost to estimated cost basis as described earlier for all of the manufactured API pumps and remanufactured pump products.  For the manufactured engineered to order pumping systems, certain subcontractor and material costs, expended during the design phase of jobs in progress, are incurred as a result of extended lead times related to their procurement.  In order to more accurately capture expended efforts towards project completion, these material and contractor costs, although identified to the job, are included in job costs after completion of the design phase.

The asset, "Costs and estimated profit in excess of billings on uncompleted contracts," represents the cost and percentage of estimated profit recognized in excess of amounts billed.  The liability, "Billings in excess of costs and estimated profit on uncompleted contracts," represents billings in excess of revenues recognized.

Customer deposits in current liabilities represent monies received prior to revenue recognition on completed contracts.

Revenues are reported net of sales taxes.  The Company classifies shipping and handling charges billed to customers as sales.  Shipping and handling charges paid to others are classified as a component of cost of sales.

Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

(c)         Allowance for Doubtful Accounts

The allowance for doubtful accounts is established based on estimates of the amount of uncollectible accounts receivable, which is determined principally based upon the aging of the accounts receivable, but also customer credit history, industry and market segment information, economic trends and conditions and credit reports.  Customer credit issues, customer bankruptcies or general economic conditions may also impact these estimates.

(d)         Inventories

Inventories are stated at the lower of weighted average cost or market.

(e) Property, Plant and Equipment

Property, plant and equipment was recorded at fair value in connection with the merger and reorganization which occurred July 24, 2008.  Property, plant and equipment acquired in the CTI transaction was also recorded at fair market value.  All other property, plant and equipment purchases are recorded at cost.  Depreciation or amortization is recorded using the straight-line method over the estimated useful lives of the assets.  Maintenance, repairs and minor renewals are charged to expense as incurred.  Significant replacements, betterments and major renewals are capitalized.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Summary of Significant Accounting Policies, cont’d.

 (f)         Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of

Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)         Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities.  Actual results could differ from those estimates.  Significant estimates include the fair value of long-lived assets, the collectibility of the accounts receivable, the estimated cost of completing work in process, the estimated costs of warranties, the accrual for incurred, but not reported claims in the self-funded medical plan and the Company’s inventory value.

(h)  Warranty Reserves

The Company provides warranty reserves which are calculated based on historical claims experience and management’s estimates of the Company’s exposure, after considering any warranties provided by the original equipment manufacturers.  Accrued expenses at December 31, 2011 and 2010, include $293 and $408, respectively, in warranty reserves resulting from these calculations.

 (i)  Federal Income Taxes

The Company has elected to be treated as a partnership for Federal Income Tax purposes under the provisions of the Internal Revenue Code.  Under such provisions, the income of the Company flows through to the members to be taxed at the individual level rather than at the corporate level.  With the exception of B27 Resources, Inc., which files as a corporation for federal tax purposes, no provision for federal income tax expense or deferred tax benefit or liability has been recorded in the accompanying financials.

(j) Goodwill and Other Intangibles Assets

Intangibles are amortized over the estimated useful life of the asset on a straight-line basis.  The excess of purchase price over tangible and identifiable intangible assets acquired (goodwill) is not amortized in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, but is subject to an impairment assessment that must be performed at least annually.  Deferred loan costs are amortized over the term of the borrowings using a method approximating the effective interest method.

(k) Unit Based Compensation

In accordance with FASB ASC 718, grants of phantom units created under the Company’s 2008 Equity Incentive Plan will be recorded into unit based compensation expense using a market value determined under the Black Scholes model which considers terms related to the grants, such as; (1) risk free interest rates, (2) expected forfeiture rates, (3) volatility, and (4) expected lives of the underlying phantom units in establishing a fair value of the phantom units issued.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Summary of Significant Accounting Policies, cont’d.

 (l) New Accounting Standards

Pronouncements Not Yet Implemented

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements,” which requires additional disclosures on transfers in and out of Level I and Level II and on activity for Level III fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures of Level III activity, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  Our adoption of this disclosure guidance did not have a material impact on our consolidated financial condition or results of operations.

On September 15, 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-08, “Intangibles – Goodwill and Other (Topic 350):  Testing Goodwill for Impairment”, which provides additional guidance for testing the impairment of goodwill.  This ASU amends Topic 350 to permit an entity the option to first assess qualitative factors to determine whether it is more likely than not (50% threshold) that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test.  The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual and interim period have not yet been issued.  The Company adopted the ASU as of December 31, 2011 (See Note 5).
Note 1 – Receivables

The components of receivables at December 31, 2011 and 2010 are as follows:

	2011	2010

Trade receivables	$ 23,381	$ 8,799
Retainage receivables	399	1,499
Impaired receivables	258	150
Employee and other receivables	217	64

Total receivables	24,255	10,512
Less: allowance for doubtful accounts	648	675

Total receivables, net	$ 23,607	$ 9,837

Note 2 – Inventories

The components of inventories at December 31, 2011 and 2010 are as follows:

	2011	2010
Raw materials and components	$2,549	$2,877
Work-in-process
Cost incurred on all uncompleted contracts	11,166	12,152
Less: Amounts involved in percentage completion method of accounting (Note 3)	8,887	8,180
Total work-in-process (completed contract method)	2,279	3,972
Finished goods	108	114
Total inventories	$ 4,936	$ 6,963

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
(Thousands of dollars)

Note 3 – Costs and Estimated Profit on Uncompleted Contracts

Following is information with respect to uncompleted contracts accounted for under the percentage completion method of accounting at December 31, 2011 and 2010:

	2011	2010

Costs incurred on uncompleted contracts	$ 8,887	$ 8,324
Estimated gross profit	4,981	2,229
Total revenue recorded on uncompleted contracts	13,868	10,553
Billings applicable thereto	(20,410)	(8,781)
Total excess (deficit) on uncompleted contracts	$ (6,542)	$ 1,772
Reflected in the accompanying balance sheet as:
Costs and estimated profit in excess of billings on uncompleted contracts	$ 3,813	$ 5,511
Billings in excess of costs and estimated profit on uncompleted contracts	(10,355)	(3,739)

Total excess (deficit) on uncompleted contracts	$ (6,542)	$ 1,772

Note 4 – Property, Plant and Equipment

A summary of property, plant and equipment as of December 31, 2011 and 2010 is as follows:

Assets	Useful Life	2011	2010

Land	N/A	$ 184	$ 184
Building and building equipment	10-25 years	946	873
Leasehold improvements	1-5 Years	280	201
Office furniture, fixtures and equipment	3-7 Years	665	489
Computer software	3 Years	723	680
Vehicles	3-5 Years	282	226
Production equipment	7-10 Years	2,662	2,413
Pattern Costs	7-10 Years	1,069	-
Equipment under construction		1,334	430

Total property, plant and equipment		8,145	5,496
Less: accumulated depreciation		2,106	1,315
Property, plant and equipment, net		$ 6,039	$ 4,181

For the years ended December 31, 2011 and 2010, the Company incurred $791 and $608, respectively, in depreciation expense related to the above property, plant and equipment.

Note 5 – Goodwill and Other Intangibles

The accompanying balance sheets include goodwill and other intangible assets as follows:

	2011	2010
Goodwill	$51,877	$51,877
Other intangible assets, net	15,613	17,136

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
(Thousands of dollars)

Note 5 – Goodwill and Other Intangibles, cont’d.

The change in the goodwill balance follows:

Balance December 31, 2009	$ 46,300
Acquisitions	5,577
Valuation review	-
Balance December 31, 2010	51,877
Valuation review	-
Balance December 31, 2011	$ 51,877

Other intangible assets subject to amortization consisted of the following:

Customer Relationships

	BPW	IFS	PW610	Patents/TM	Patterns	Drawings	Total
Balances, December 31, 2009	$5,700	$6,500	$ -	$1,800	$ -	$ -	$14,000
Acquisition intangibles	-	-	851	108	287	2,017	3,263
Amortization	475	464	23	184	15	45	1,206
Balances, December 31, 2010	5,225	6,036	828	1,724	272	1,972	16,057
Amortization	475	464	69	192	44	135	1,379
Balances, December 31, 2011	$4,750	$5,572	$ 759	$1,532	$ 228	$1,837	$14,678

For the year ended December 31, 2011, as provided by ASU 2011-08 issued by the Financial Account Standards Board, the Company performed a qualitative assessment using certain prescribed factors to determine the annual impairment testing of goodwill.  Factors considered in the assessment included various macroeconomic, industry and market conditions as well as analysis of other cost factors and the overall financial performance of the Company.  The intent of this testing is to determine whether it is more likely than not that the value of the Company is less than its carrying value.  After making this qualitative assessment, the Company determined it was not necessary to perform the two-step goodwill impairment test.

For the year ended December 31, 2010, the Company used an independent third party to perform its annual impairment test of goodwill.  In performing the valuations, cash flows that reflected management's forecasts and discount rates that reflected risks associated with the current market were used.  The results of the testing indicated that goodwill was not impaired for the year ended December 31, 2010 and, as a result of this finding, the second step of the impairment testing (in which fair value of each of the reporting units assets and liabilities are measured) was not required.

Amortization expenses of other intangible assets are being recorded using estimated useful lives of 12-14 years for customer relationships,  9.3-10 years for trademarks, 6.5 years for patterns and 15 years for drawings.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
(Thousands of dollars)

Note 5 – Goodwill and Other Intangibles, cont’d.

The following is a summary of the estimated future amortization expense for the existing amortizable intangible assets for the next five years (excluding loan and derivative related interest expense amortization):

Years ending
December 31,
2012	$1,379
2013	1,379
2014	1,379
2015	1,379
2016	1,379

Estimating the fair value of intangibles involves the use of estimates and significant judgments that are based on a number of factors including actual operating results.  If current conditions change from those expected, it is reasonably possible that judgments and estimates described above could change in future periods.

Other intangibles not included in the above discussions as of December 31, 2011 and 2010, consisted of the following:

Intangibles	Useful Life	2011	2010

Loan acquisition costs	56 Months	$ -	$ 1,463
Loan acquisition costs (CTI)	31 Months	-	377
New loan acquisition costs	58 Months	1,071	-
Derivative costs	36 Months	-	135
Total other intangibles		1,071	1,975
Less accumulated amortization		137	896
Net intangibles		$ 934	$ 1,079

Amortization of loan acquisition costs and derivative costs totaled $335 and $407 for the years ending December 31, 2011 and 2010, respectively, and is included as a component of interest expense.

As further described in Note 8, upon completion of the refinancing of the Company’s senior credit facility, the Company wrote off $880 of remaining unamortized loan fees from the original facility and capitalized the new facility costs of $1,071.

Note 6 – Line of Credit

The Company completed the refinancing of its existing credit facility in May, 2011, as further described in Note 8, adding $1,000 to increase the revolving line of credit from $9,000 to $10,000.  This revolving note, as amended, continues to bear interest at a rate that varies based on the bank’s prime interest rate plus 3.75% as determined and is secured by substantially all of the Company's assets.  There was no borrowing under the revolving note at December 31, 2011 or 2010.

Under the new credit facility, the Company issues letters of credit which are issued to customers in the ordinary course of business to support advanced payments, as performance and/or warranty guarantees or in lieu of retention on contracts.  Letters of credit issued to secure guaranteed contracts as of December 31, 2011 and 2010, totaled $1,627 and $2,371, respectively.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
(Thousands of dollars)

Note 7 – Short-term Borrowings – Related Parties

Short-term borrowings as of December 31, 2011 and 2010 are summarized as follows:

	2011	2010
Related party note, automatically convertible as further described below, maturing January, 2011, unsecured	$ -	$ 6,450
Total short-term borrowings	$ -	$ 6,450

During 2009, increasing backlog levels caused the Company to approach the maximum threshold for available letters of credit under their current credit agreement.  Following modifications to the agreement, certain members of the Company supplied short term financing to purchase a certificate of deposit held for the purpose of providing collateral against a letter of credit on a large order obtained in 2009.  The terms of the short term borrowing agreement provide for the loan to be repaid at the conclusion of the job.  Interest accrues annually at 17.75%, of which 2% - 3% is accrued and will be paid at the completion of the project.  The remaining interest is accrued as payment-in-kind interest as further described in Note 8, under Subordinated Note – Related Parties.  In 2010, an additional $5,507 was advanced under this arrangement to complete the financing for this large project and then, when the project completed, the entire balance was repaid.  Interest paid on the note during 2010 was $88.

On August 31, 2010, the Company entered into a L/C Subordinated Loan Agreement with certain members which provides for up to $10,000 in loans to be used as collateral for possible future letters of credit under high backlog situations.  The loans are available to be issued at the discretion of each members’ approval as well as senior lender approval and will include provisions consistent with the terms of the note described above.  No borrowings have occurred under the loan agreement.

During 2010, convertible subordinated promissory notes totaling $6,450 were issued related to the financing of the CTI transaction.  These notes converted to common and preferred conversion units in January, 2011, as further described in Note 10.  Interest accrued on these notes during 2011 and 2010 totaled $0 and $487, respectively.

Note 8 – Long-term Borrowings

Long-term borrowings as of December 31, 2011 and 2010 are summarized as follows:
	2011	2010
Senior note, due in varying installments at variable rates as further described below and maturing March, 2016, secured by all assets of the Company	$ 40,750	$ 20,524
Subordinated notes, interest only paid quarterly at a fixed rateof 11.5% and payment-in-kind interest of 3% added to the principal balance of the notes, maturing on various dates in 2013, unsecured	-	24,742
Subordinated note – related party acquisition financing, interest only paid quarterly at a fixed rate of 10% and payment-in-kind interest of 7.5% added to the principal balance of the notes, maturing January, 2014, unsecured	4,344	4,033
Subordinated note – related parties, payment-in-kind component of financing, interest at 17.75% added to the principal balance of the note, maturing October, 2013, unsecured, as further described in Note 7	874	733
Note payable to credit financing company, due in monthly installments of $1 at a fixed rate of 5.99% through January, 2016, secured by 2012 Ford F250	29	-
Total borrowings	45,997	50,032
Less current portion	2,750	2,648
Total long-term borrowings	$ 43,247	$ 47,384

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 8 – Long-term Borrowings, cont’d.

The Company is subject to certain restrictive financial and other covenants under the long-term credit agreements, including affirmative, negative and financial reporting covenants.  As of December 31, 2011 and 2010, management believes the Company is in compliance with the covenant requirements.

The aggregate maturities of long-term borrowings subsequent to December 31, 2011 are as follows:

Years ending December 31,
2012	$ 2,750
2013	4,137
2014	7,852
2015	3,508
2016	27,750
$ 45,997

Senior note

As described earlier in Note 6, the Company refinanced its senior credit facility in May, 2011 and, as a part of this refinancing arrangement, paid off the outstanding balance of the subordinated notes and consolidated the debt into one senior note.  As part of this refinancing agreement, the LIBOR interest floor was reduced from 2.5% to 1.5% and the terms were extended through March, 2016.

The Restated Credit Agreement allows for interest rates to be determined under two interest rate methods.  Base Rate Loans are tied to the Prime lending rate plus a spread of 3.75% and interest using this rate method is paid on a monthly basis.  LIBOR Loans are contracts purchased using one of four LIBOR rate periods; 1 month, 2 months, 3 months or 6 months with a minimum floor of 1.5%, as stated above, plus a spread of 4.75% and interest using this rate method is accrued monthly and paid quarterly.  The applicable LIBOR contract is determined by management for each of the relevant periods and is staggered to mature quarterly when the principal payments are due.

The Credit Agreement requires the Company at the end of each accounting year after the financial audit is presented to calculate an excess cash flow payment.  These provisions provide for an additional payment to be made against the long-term borrowing based on a ratio of total debt to EBITDA.  Payments of $0 and $1,409 were made in 2011 and 2010, respectively, related to this provision of the credit agreement.

As required by the Senior Credit Agreement, on November 19, 2008, the Company entered into a three year interest rate cap contract on 100% of the outstanding senior note balance for a payment of $135.  The contract, which is designated as a cash flow hedge under FASB ASC 815, caps the variable interest rates under the terms of the Senior Credit Agreement at 10.25%.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 8 – Long-term Borrowings, cont’d.

Subordinated notes

Subject to senior lender approval, the Company has the discretion to, in lieu of payment of the interest due on the note in excess of 11.5%, add such amount to the principal balance of the note.  During the years ended December 31, 2011 and 2010, $186 and $731, respectively, in interest was added to the principal balance of the note.

These subordinated notes were paid off as part of the refinancing of the senior credit facility in May, as described above.  Included in this payoff was an early redemption premium of $249 that represented 1% of the payoff balance as defined in the agreement.

 Subordinated note – related party acquisition financing

In conjunction with financing the acquisition of CTI, the Company entered into a related party financing arrangement with certain related parties totaling $4,000.  The terms of the lending agreement provide for a component of the short term loan interest to be repaid in cash at a rate of 10% per annum and a portion as payment-in-kind which accrues at a rate of 7.5% and is added to the principal balance of the note.  The remaining note balance and related accrued interest is due at maturity on January 1, 2014.  For the year ended December 31, 2011, the Company incurred $740 of interest expense of which $190 was accrued and $311 was added to the principal balance of the note.  For the year ended December 31, 2010, the Company incurred $254 of interest expense of which $176 was accrued and $33 was added to the principal balance of the note.

Subordinated note – related parties

As earlier described in the short-term borrowing – related parties note, the Company entered into a financing arrangement to obtain necessary cash to use as collateral for letter of credit requirements related to the financing of a large order.  The terms of the lending agreement provide for a component of the short term loan interest to be repaid as payment-in-kind which accrues in the form of a long-term subordinated note.  Once the short term borrowing is satisfied, this existing accrued obligation will remain and begin to accrue interest at 17.75%.  The remaining note balance and related accrued interest is due at maturity on October 7, 2013.  For the years ended December 31, 2011 and 2010, $141 and $615 in interest were added to the principal, respectively.

Note 9 – Retirement Plans

The Company maintains a defined contribution retirement plan for the benefit of its employees in accordance with Section 401(k) of the Internal Revenue Code.  The Company's contributions to the plan are discretionary.  For the years ended December 31, 2011 and 2010, employer matching contributions totaled $248 and $0, respectively.

Effective July 25, 2008, the Company created the 2008 Equity Incentive Plan (“Plan”).  The Plan authorizes the grants of phantom units to eligible employees, consultants and directors, subject to the conditions of the Plan.  The phantom units represent the right to receive the fair market value of one LLC membership unit at the date of grant, without conveying the rights and privileges associated with equity ownership.  Awards are granted at the sole discretion of the board of directors and vest at a rate of 25% annually from the date of the award.  They are cancelled and forfeited, if not vested, upon termination of service or employment.  Early vesting occurs in the events of death, disability, retirement or change in control.  As of December 31, 2011 and 2010, no phantom LLC units have been granted under the Plan.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 10 – Members’ Equity

Members’ equity is comprised of Common Units and Series A Preferred Units.  The units have varying rights and privileges that are defined in the Company’s Operating Agreement.  Series A Preferred Units are non-voting and may be redeemed on or after the seventh anniversary of the date of issuance.  Series A Preferred Units are entitled to a preferred return accruing at the rate of 8% per annum on the unpaid Series A preference amount as defined in the Operating Agreement.

In 2010, in conjunction with the CTI Acquisition, the operating agreement was amended to increase available common and Series A units from 50,000 to 60,000 in order to provide the additional units necessary for the conversion of the $6,450 convertible note discussed in Note 7.  In January, 2011, this debt was converted to equity at a rate of one Common and one Series A Preferred unit per thousand dollars.  Included in the conversion was accrued interest related to the debt of $487.  At December 31, 2011 and 2010, 56,427 and 49,490, respectively, of Common and Series A Preferred Units were issued and outstanding.

Note 11 – Fair Market Value Measurements

ASC 820 “Fair Value Measurements,” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Assets and liabilities measured at fair value on a nonrecurring basis consist of goodwill and other intangible assets (see Note 5). These assets are measured using level 3 inputs as defined in ASC 820.

The carrying values of the Company's long-term borrowings approximate fair values for financial instruments of similar risk.  The carrying values of cash equivalents, receivables and accounts payable approximate fair value because of the short maturities of these instruments.

Note 12 – Business and Credit Concentrations

For the years ended December 31, 2011 and 2010, approximately 31% and 37%, respectively, of the Company's sales were to companies outside of the United States.  No one customer or country accounted for a significant portion of these sales.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 12 – Business and Credit Concentrations, cont’d.

At December 31, 2011 and 2010, one customer accounted for approximately 13% and 18%, respectively, of accounts receivable.  No other customer accounted for greater than 10% of the accounts receivable at December 31, 2011 and 2010.

The Company maintains bank accounts at several banks.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250.  Management closely monitors the financial condition of these institutions.

Note 13 – Commitments

The Company has non-cancelable operating leases for various sales offices and manufacturing locations as well as several vehicles.  The following is a summary of future minimum rental payments due under the lease agreements as of December 31, 2011:

Years ending December 31,
2012	$927
2013	888
2014	805
2015	23
After 2015	15

For the years ended December 31, 2011 and 2010, lease related expenses were $927 and $933, respectively.

The Company has a self funded medical plan that is funded based on historical claim calculations and the historical claims experience of the administrative service provider (Blue Cross / Blue Shield).  Based on these factors, an annual expected paid claims target is calculated and an aggregate stop loss calculation is used to determine the exposure limitation of the plan.  The plan is partially funded to account for these expenses and the premiums that are paid from the plan to fund stop loss insurance that minimizes the Company’s exposure.  These calculations are based on historical estimates of accrued expenses which will be different than actual expenses and, consequently, there is a potential unfunded liability for this difference.  As of December 31, 2011 and 2010, accrued expenses include $60 related to this unfunded risk.

The Company has commitments to perform on long-term contracts at December 31, 2011 and 2010.  Certain of these contracts contain performance penalties for work that is not completed to the specified performance schedules, which could be material to the Company.  Included in the accrued expenses as of December 31, 2011 and 2010, respectively, are $36 and $305 related to these contract performance conditions.

Due to the nature of the oil and gas industry, there is a potential exposure for environmental remediation contingencies.  The Company believes they are adequately insured against possible losses of this nature.

The Company is party to a five year license agreement for certain engineering related software products.  The agreement expires February 2012.  The annual license fee under the agreement was approximately $45 as of December 31, 2011.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 14 – Related Party Transactions

The Company pays management fees for services to three related parties, including; Champlain Capital Partners, Honeywell and the Board Chairman, Steve Ardia.  During the years ended December 31, 2011 and 2010, the Company recorded $225 and $225, respectively, in management fees related to these services.

The Company has entered into employment agreements with three key members of management.  The agreements set forth terms and rights of employment, contain certain non-compete obligations and require confidentiality.

The Company leases two manufacturing facilities from Reynolds Real Estate, LLC; which is owned by the original unit holders of B27, LLC.  Each of the leases is a seven year lease expiring December 31, 2014.  Total lease payments for the years ended December 31, 2011 and 2010 were $757 and $749, respectively.

B27, LLC has an enterprise license to use software products from Intelliquip, LLC which is owned by the original unit holders of B27, LLC.  There is no cost to use these licenses until the software is implemented.  When implemented, B27 is obligated to pay maintenance and hosting fees based on the current software selling price.  Best Equipment Service and Sales Company, LLC has begun use of these licenses to provide software services related to a web-enabled automated sales program.  Payments made during the years ended December 31, 2011 and 2010 totaled $66 and $46, respectively, of which $4 and $0, respectively, was included in accounts payable at December 31, 2011 and 2010.

Short-term and long-term borrowings described earlier in Notes 7 and 8 are being provided by certain members of the Company.

Certain members of the Company have provided third party financing to one of the Company’s vendors.

The Company became a 49% partner in IFS West Africa, Ltd., a joint venture in Nigeria, in which it loaned $30 to the entity for various organizational and startup costs.

Note 15 – Change in Accounting Method

During the year ended December 31, 2012, the Company has retrospectively adopted the percentage of completion method of revenue recognition on manufactured API (“American Petroleum Institute”) pumps and remanufactured pump products from the completed contract method.

The following table summarizes the restatement as of and for the year ended December 31, 2011:

	As Previously Reported	Change in Accounting Principle	As Restated
Receivables, principally trade, net	$ 18,977	$ 4,630	$ 23,607
Inventories	9,021	(4,085)	4,936
Costs and estimated profit in excess of billings on uncompleted contracts	1,789	2,024	3,813
Billings in excess of costs and estimated profit on uncompleted contracts	(3,969)	(6,386)	(10,355)
Anticipated losses on long term contracts
Customer deposits and other deferred revenue	(6,776)	5,630	(1,146)
Members’ equity, beginning	(31,327)	(1,060)	(32,387)
Revenues	(93,696)	(593)	(94,289)
Cost of goods	66,002	(175)	65,827

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2011 and 2010
 (Thousands of dollars)

Note 15 – Change in Accounting Method, cont’d.

The following table summarizes the restatement as of and for the year ended December 31, 2010:

	As Previously Reported	Change in Accounting Principle	As Restated
Receivables, principally trade, net	$ 8,239	$ 1,598	$ 9,837
Inventories	11,078	(4,115)	6,963
Costs and estimated profit in excess of billings on uncompleted contracts	3,143	2,368	5,511
Billings in excess of costs and estimated profit on uncompleted contracts	(1,501)	(2,238)	(3,739)
Anticipated losses on long term contracts	-	(145)	(145)
Customer deposits and other deferred revenue	(5,425)	3,590	(1,835)
Members’ equity, beginning	(26,059)	(348)	(26,407)
Revenues	(83,945)	(3,702)	(87,647)
Cost of goods	56,634	2,990	59,624

Note 16 – Subsequent Events

In February, 2012, the Company signed a letter of intent to acquire a pump repair facility in Shreveport, LA.  It is anticipated that this transaction will close in early April, 2012.

The Company has evaluated subsequent events through March 28, 2012, the date that these financial statements were available to be issued.